UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 5, 2009

Finlay Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2009, Finlay Fine Jewelry Corporation (“Finlay Jewelry”), a wholly-owned subsidiary of Finlay Enterprises, Inc. (the “Registrant” and together with Finlay Jewelry, the “Company”), entered into an Agency Agreement with Gordon Brothers Retail Partners, LLC (“Gordon Brothers”) pursuant to which Finlay Jewelry appointed Gordon Brothers to act as Finlay Jewelry’s agent to conduct “store closing” or similar sales of merchandise located at all of Finlay Jewelry’s retail store locations and Finlay Jewelry’s two distribution centers (the “Sale”). Subject to certain conditions, Gordon Brothers guarantees that the proceeds of the Sale shall equal 64.75% of the aggregate cost value of the merchandise (the “Guaranteed Amount”). To the extent that the Sale generates sufficient proceeds to cover the Guaranteed Amount and the reimbursement of the expenses enumerated in the Agency Agreement (the “Expenses”), Gordon Brothers will be paid a base agency fee of 4.25% of the aggregate cost value of the merchandise that is sold during the Sale (the “Base Fee”), and an additional fee of 2.125% of the documented cost of any additional merchandise that is procured by Gordon Brothers on consignment and sold during the Sale (the “Additional Fee” and together with the Base Fee, the “Agent’s Fee”). To the extent that the proceeds that are received from the Sale exceed the sum of (i) the Guaranteed Amount, (ii) the Expenses that are incurred during the conduct of the Sale, and (iii) the Agent’s Fee, any additional proceeds that are obtained from the Sale shall be shared 50% as to Finlay Jewelry and 50% as to Gordon Brothers.

In the event that a party other than Gordon Brothers is selected to conduct the Sale, or Finlay Jewelry’s retail stores are otherwise disposed of or sold to one or more third parties, Gordon Brothers will be paid a break-up fee (the “Break-Up Fee”) of $850,000. However, notwithstanding the foregoing, if a party other than Gordon Brothers is selected by the Registrant to conduct the Sale at the retail stores that are not the subject of the Consulting Agreement (as defined below), and Gordon Brothers continues to provide consulting services to Finlay Jewelry in accordance with the terms of the Consulting Agreement and the Consignment Agreement (as defined below), the Break-Up Fee will be $100,000.

The Agency Agreement, including the Break-Up Fee, is subject to the approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”) and shall be of no force and effect if the Court does not approve the Agency Agreement by September 2, 2009. The Agency Agreement is also subject to higher and/or better bids to be submitted as part of a competitive bidding process to be approved by the Court.

Finlay Jewelry and Gordon Brothers are also parties to the following agreements:

(a)

a consulting agreement, dated as of March 20, 2009, as amended by an amendment dated May 20, 2009, pursuant to which Gordon Brothers agreed to act as Finlay Jewelry’s consultant in relation to the clearance of merchandise located at fifty-eight of Finlay Jewelry’s specialty stores (the “Consulting Agreement”);

(b)

a consulting agreement, dated as of March 20, 2009, pursuant to which Gordon Brothers agreed to act as Finlay Jewelry’s consultant in relation to the clearance of merchandise located at five hundred and twenty-six leased department store locations (the “Licensed Departments Agreement”); and

(c)

a consignment agreement, dated as of April 6, 2009, pursuant to which Gordon Brothers was permitted to consign additional merchandise to Finlay Jewelry for sale (the “Consignment Agreement”, and together with the Consulting Agreement and the Licensed Departments Agreement, the “Prior Agreements”).

With the exception of the Agency Agreement and the Prior Agreements, there is no material relationship between the Registrant and Gordon Brothers.

A copy of the Agency Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03.   Bankruptcy or Receivership.

On August 5, 2009, the Registrant and Finlay Jewelry filed voluntary petitions (the “Chapter 11 Petitions”) for relief under chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Court. Upon such filing, the Company’s assets and operations became subject to the Bankruptcy Court’s jurisdiction. The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On August 5, 2009, the Registrant issued a press release (the “Press Release”) relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petitions described in Item 1.03 above constitutes, or may constitute, an event of default or otherwise triggers, or may trigger, repayment obligations under the terms of certain instruments and agreements relating to direct financial obligations of the Company (the “Debt Documents”). As a result of such an event of default or triggering event, all obligations under the Debt Documents would by the terms of the Debt Documents have, or may have become, automatically and immediately due and payable. The Company believes that any efforts to enforce such payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Petitions in the Court. The Debt Documents include, without limitation, the following:

•

the Fourth Amended and Restated Credit Agreement, dated as of November 9, 2007 (as amended on February 25, 2009), by and among the Registrant, as borrower, the banks and other financial institutions (the “Lenders”), General Electric Capital Corporation (as a lender and as agent for the Lenders), and Wachovia Bank, NA, as documentation agent for the Lenders, which governs the Company's $216.6 million revolving line of credit;

•	the Indenture dated as of November 26, 2008, with HSBC Bank U.S.A., National Association, as trustee, of Finlay Jewelry’s 11.375%/12.125% Senior Secured Second Lien Notes due June 1, 2012;
•	the Indenture dated as of November 26, 2008, with HSBC Bank U.S.A., National Association, as trustee, of Finlay Jewelry’s 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012;
•

the Indenture dated as of June 3, 2004 (as amended on November 26, 2008), with HSBC Bank U.S.A., National Association, which has resigned as trustee and has appointed U.S. Bank National Association, as successor trustee, of Finlay Jewelry’s 8-3/8% Senior Notes due June 1, 2012; and

•	various operating leases, some or all of which may require notice to the Company before the occurrence of an event of default or triggering event.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agency Agreement dated August 5, 2009 by and between Finlay Fine Jewelry Corporations and Gordon Brothers Retail Partners, LLC.

99.1	Press release dated August 5, 2009, entitled “Finlay Enterprises Files for Protection under Chapter 11 – Company to Conduct Auction to Sell its Business and Assets.”

Forward-Looking Statements

This release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expects,” “believes”, “may” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements are based on the Registrant’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in the Registrant’s filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the Registrant’s ability to obtain court approval with respect to motions in the chapter 11 proceedings; (ii) Court rulings in the chapter 11 cases and the outcome of the proceedings in general; (iii) risks associated with third party motions in the chapter 11 proceedings, and (iv) the impact of uncertainties of litigation as well as other risks described under “Risk Factors” and elsewhere in the Registrant’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Registrant or any other person that the events or circumstances described in such statement are material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: August 5, 2009	By:	/s/ Bruce E. Zurlnick

Bruce E. Zurlnick

Senior Vice President, Treasurer and Chief Financial Officer